DESCRIPTION OF CIRCUIT CITY STOCK AND CARMAX STOCK

     THE FOLLOWING DESCRIPTION IS QUALIFIED BY REFERENCE TO THE GLOSSARY OF DEFINED TERMS AND TO ANNEX II-A TO THIS PROXY STATEMENT, WHICH CONTAINS THE FULL TEXT OF THE PROPOSED AMENDMENTS TO THE ARTICLES.

  GENERAL

     The Company's Articles currently provide that the Company is authorized to issue 252,000,000 shares of stock, consisting of 250,000,000 shares of Common Stock, par value $.50 per share, and 2,000,000 shares of Preferred Stock, par value $20.00 per share, issuable in series by the Board of Directors, of which, as of December 11, 1996, 500,000 shares were designated as Cumulative Participating Preferred Stock, Series E (the "Series E Preferred Stock"). As of December 11, 1996, the Company had issued and outstanding 97,953,294 shares of Existing Common Stock and no shares of Preferred Stock.

     If the CarMax Stock Proposal is adopted and implemented by the Board of Directors, the Articles will be amended prior to the delivery of CarMax Stock in the CarMax Stock Offering to provide for the issuance of Common Stock in series by action of the Board of Directors, of which 125,000,000 shares initially will be designated as Circuit City Stock and 125,000,000 shares initially will be designated as CarMax Stock, and to redesignate the Existing Common Stock as Circuit City Stock. The Circuit City Stock and the CarMax Stock are referred to herein as the "Common Stock." The Board of Directors will have the authority to increase or decrease from time to time the total number of authorized shares comprising each series of Common Stock but not above a number which, when added to the aggregate number of authorized shares of all other series of Common Stock, would exceed the total authorized number of shares of Common Stock, and not below the number of shares of such series then outstanding.

     The Board of Directors is seeking shareholder approval of an amendment to the Articles that would increase the number of shares of Common Stock authorized for issuance from 250,000,000 to 350,000,000 in order to provide greater assurance that a sufficient number of shares would be available in the event of a conversion of one series of Common Stock into the other series. See "Proposal 2 -- Amendment to Articles of Incorporation Relating to Increased Authorization of Common Stock" and " -- Conversion and Redemption."

     The authorized but unissued shares of Circuit City Stock and CarMax Stock would be available for issuance by the Company from time to time, as determined by the Board of Directors, for any proper corporate purpose, which could include raising capital, paying stock dividends, providing compensation or benefits to employees or acquiring other companies or businesses. The approval of the shareholders of the Company will not be solicited by the Company for the issuance from the

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authorized but unissued shares of Common Stock of additional shares of Circuit
City Stock or CarMax Stock (including from shares that were previously designated as part of the other series but are unissued) unless such approval is deemed advisable by the Board of Directors or required by stock exchange regulations or under the VSCA.

  DIVIDENDS

     Dividends on the Circuit City Stock and the CarMax Stock will be subject to substantially the same limitations as dividends on the Existing Common Stock, which are limited to legally available assets of the Company under the VSCA and subject to the prior payment of dividends on any outstanding shares of Preferred Stock. Under the VSCA, no distribution may be made to shareholders if, after giving effect to such distribution, the Company would not be able to pay its debts as they become due in the usual course of business or the Company's total assets would be less than its total liabilities plus, subject to certain exceptions, any amounts necessary to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the shareholders receiving the distribution.

     Dividends on the Circuit City Stock and the CarMax Stock will be further limited to an amount not in excess of the Circuit City Group Available Dividend Amount and the CarMax Group Available Dividend Amount, respectively. The Available Dividend Amount with respect to a Group is intended to be similar to the amount that would be legally available for the payment of dividends on the stock of such Group under the VSCA if such Group were a separate company. There can be no assurance that there will be an Available Dividend Amount with respect to either Group.

     The "Circuit City Group Available Dividend Amount," on any date, means the excess, if any, of:

          (i) an amount equal to the total assets of the Circuit City Group less its total liabilities as of such date determined in accordance with generally accepted accounting principles as in effect at such time applied on a basis consistent with that applied in determining the Circuit City Group Net Earnings (Loss), over

          (ii) except to the extent that the Articles permit otherwise, the amount that would be needed to satisfy the preferential rights to which holders of Preferred Stock attributed to the Circuit City Group are entitled upon dissolution of the Company;

provided that such excess must be reduced by an amount sufficient to ensure that the Circuit City Group would be able to pay its debts as they become due in the usual course of business.

          The "CarMax Group Available Dividend Amount," on any date, means the excess, if any, of:

          (i) the product of (x) the Outstanding CarMax Fraction and (y) an amount equal to the total assets of the CarMax Group less its total liabilities as of such date determined in accordance with generally accepted accounting principles as in effect at such time applied on a basis consistent with that applied in determining the CarMax Group Net Earnings
     (Loss), over

          (ii) except to the extent that the Articles permit otherwise, the amount that would be needed to satisfy the preferential rights to which holders of any Preferred Stock attributed to the CarMax Group are entitled upon dissolution of the Company;

provided that such excess must be reduced by an amount sufficient to ensure that the CarMax Group would be able to pay its debts as they become due in the usual course of business.

     "Circuit City Group Net Earnings (Loss)," for any period through any date, means the net earnings or loss of the Circuit City Group for such period (or in respect of fiscal periods of the Company commencing prior to the date of the initial issuance of CarMax Stock, the pro forma net earnings or loss of the Circuit City Group for such period as if such date had been the first day of such period) determined in accordance with generally accepted accounting principles as in effect at such time, reflecting income and expense of the Company attributed to the Circuit City Group on a basis substantially consistent with attributions of income and expense made in the calculation of CarMax Group Net Earnings (Loss), including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

     "CarMax Group Net Earnings (Loss)," for any period through any date, means the net earnings or loss of the CarMax Group for such period (or in respect of the fiscal periods of the Company commencing prior to the date of the first issuance of the CarMax Stock, the pro forma net earnings or loss of the CarMax Group for such period as if such date had been the first day of such period) determined in accordance with generally accepted accounting principles as in effect at such time, reflecting income and expense of the Company attributed to the CarMax Group on a basis substantially consistent with

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attributions of income and expense made in the calculation of the Circuit City
Group Net Earnings (Loss), including, without limitation, corporate administrative costs, net interest and other financial costs and income taxes.

     The VSCA limits the amount of distributions on capital stock to the legally available assets of the Company, which are determined on the basis of the entire Company, and not just the respective Groups. Consequently, the amount of legally available assets would reflect the amount of any net losses of any Group, any distributions on Circuit City Stock, CarMax Stock or any Preferred Stock and any repurchases of Circuit City Stock, CarMax Stock or certain Preferred Stock. Dividend payments on the Circuit City Stock and on the CarMax Stock could be precluded because of the unavailability of legally available assets under the VSCA, even though the Available Dividend Amount test with respect to the relevant Group was met.

     Subject to the prior payment of dividends on any outstanding shares of Preferred Stock and the foregoing limitations, the Board of Directors would be able, in its sole discretion, to declare and pay dividends exclusively on the Circuit City Stock, exclusively on the CarMax Stock or on both, in equal or unequal amounts, notwithstanding the relative amounts of the Circuit City Group Available Dividend Amount and the CarMax Group Available Dividend Amount, the amount of prior dividends declared on each series, the respective voting or liquidation rights of each series or any other factor.

     At the time of any dividend, redemption or other distribution on the outstanding shares of CarMax Stock (but excluding a dividend payable in shares of CarMax Stock), the Circuit City Group's financial statements will be credited with, and the CarMax Group's financial statements will be charged with, an amount equal to the product of (i) the Fair Value of such dividend, redemption payment or distribution paid or distributed in respect of the outstanding shares of CarMax Stock multiplied by (ii) a fraction, the numerator of which is the Inter-Group Interest Fraction on the record date for such dividend, redemption or distribution and the denominator of which is the Outstanding CarMax Fraction on the record date for such dividend, redemption or distribution.

     For information concerning the definition of "Fair Value," see "Glossary of Defined Terms." See Annex I for illustrations of the calculation of the Inter-Group Interest and the related effects of dividends on shares of CarMax Stock.

  CONVERSION AND REDEMPTION

     The Articles currently do not provide for either mandatory or optional conversion or redemption of the Existing Common Stock. The CarMax Stock Proposal will permit the conversion and redemption of the CarMax Stock and the Circuit City Stock upon the terms described below.

     For information concerning the definitions of "Convertible Securities," "Market Capitalization," "Market Value," "Market Value Ratio of the CarMax Stock to the Circuit City Stock," "Market Value Ratio of the Circuit City Stock to the CarMax Stock" and "Publicly Traded," as used below, see "Glossary of Defined Terms."

     MANDATORY DIVIDEND, REDEMPTION OR CONVERSION OF COMMON STOCK

     Upon the sale, transfer, assignment or other disposition (whether by merger, consolidation, sale or contribution of assets or stock or otherwise), in one transaction or a series of related transactions (a "Disposition"), by the Company of all or substantially all of the properties and assets attributed to either Group to one or more persons or entities (other than (w) the Disposition by the Company of all or substantially all of the Company's properties and assets in one transaction or a series of related transactions in connection with the liquidation, dissolution or termination of the Company and the distribution of assets to shareholders, (x) on a pro rata basis to the holders of all outstanding shares of the series of Common Stock relating to such Group and, in the case of a Disposition of the properties and assets attributed to the CarMax Group, to the Company for the benefit of the Circuit City Group with respect to the Number of Shares Issuable with Respect to the Inter-Group Interest, if any,
(y) to any person or entity controlled by the Company (as determined by the Board of Directors) or (z) in connection with a Related Business Transaction), the Company is required, on or prior to the 85th Trading Day following the consummation of such Disposition, to either:

     (1) provided that there are assets of the Company legally available therefor:

          (i) subject to the limitations described above in the second paragraph under " -- Dividends," declare and pay a dividend in cash and/or securities (other than Common Stock) or other property to the holders of outstanding shares of the series of Common Stock relating to the Group subject to such Disposition having a Fair Value as of the date of such consummation equal in the aggregate to (I) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value of the Net Proceeds of such Disposition and (II) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of the record

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
     date for determining holders entitled to receive such dividend multiplied by the Fair Value of the Net Proceeds of such Disposition; or

          (ii) (A) if such Disposition involves all (not merely substantially all) of the properties and assets attributed to such Group, redeem all outstanding shares of Common Stock relating to the Group subject to such Disposition in exchange for cash and/or securities (other than Common Stock) or other property having a Fair Value as of the date of such consummation in the aggregate equal to (I) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value of the Net Proceeds of such Disposition and (II) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of such redemption date multiplied by the Fair Value of the Net Proceeds of such Disposition; or

          (B) if such Disposition involves substantially all (but not all) of the properties and assets attributed to such Group, redeem such number of whole shares of the series of Common Stock relating to the Group subject to such Disposition (but in any event not more than the number of shares of such series of Common Stock outstanding) as have in the aggregate an average Market Value, during the 10-Trading Day period beginning on the 16th Trading Day immediately succeeding such consummation, closest to (I) in the case of a Disposition of the properties and assets attributed to the Circuit City Group, the Fair Value of the Net Proceeds of such Disposition as of the date of such consummation or (II) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the product of the Outstanding CarMax Fraction as of the date such shares are selected for redemption multiplied by the Fair Value of the Net Proceeds of such Disposition as of the date of such consummation, in either case in consideration for cash and/or securities (other than Common Stock) or other property having a Fair Value in the aggregate equal to such Fair Value of the Net Proceeds or such product, as applicable;

     provided, however, that the Company may only redeem shares of a series of Common Stock pursuant to this paragraph (ii) if the Fair Value of the Net Proceeds to be paid in redemption of such series is less than or equal to the Available Dividend Amount with respect to the Group subject to such Disposition; or

     (2) convert each outstanding share of the series of Common Stock relating to the Group subject to such Disposition into a number of fully paid and nonassessable shares of the series of Common Stock relating to the other Group (or, if the Common Stock relating to the other Group is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than the series of Common Stock relating to the Group subject to such Disposition) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders), equal to 110% of the ratio (rounded to the nearest five decimal places) of the average Market Value of one share of Common Stock relating to the Group subject to such Disposition to the average Market Value of one share of Common Stock relating to the other Group (or such other class or series of common stock, as the case may be), during the 10-Trading Day period beginning on the 16th Trading Day following such consummation.

     The Board of Directors may, within one year after a dividend or redemption described above in this section, convert each outstanding share of the series of Common Stock relating to the Group subject to such Disposition into a number of fully paid and nonassessable shares of the series of Common Stock relating to the other Group (or, if the series of Common Stock relating to the other Group is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than the series of Common Stock relating to the Group subject to such Disposition) are then Publicly Traded, of such other class or series of common stock as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders) equal to 110% of the Market Value Ratio of the Circuit City Stock to the CarMax Stock, if the Circuit City Stock is to be converted into CarMax Stock, or the Market Value Ratio of the CarMax Stock to the Circuit City Stock, if the CarMax Stock is to be converted into Circuit City Stock, as of the fifth Trading Day prior to the date of the notice of such conversion mailed to such holders. Any such exchange would dilute the interest in the Company of holders of the series of Common Stock relating to the Group not subject to the Disposition and would preclude holders of both series of Common Stock from retaining their investment in a security reflecting separately the business of their respective Group. In determining whether to effect any such conversion following such a dividend or partial redemption, the Board of Directors, in its sole discretion and consistent with its fiduciary duties, in addition to other matters, would likely consider whether the remaining properties and assets attributed to the Group subject to the Disposition continue to constitute a viable business. Other considerations could include the number of shares of Common Stock relating to such Group remaining issued and outstanding, the per share market price of such Common Stock and the cost of maintaining shareholder accounts.

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
     For these purposes, "substantially all of the properties and assets" attributed to either Group means a portion of such properties and assets (i) that represents at least 80% of the then Fair Value of the properties and assets attributed to such Group or (ii) from which were derived at least 80% of the aggregate revenues for the immediately preceding 12 fiscal quarterly periods of the Company derived from the properties and assets of such Group as of such date.

     A "Related Business Transaction" means any Disposition of all or substantially all of the properties and assets attributed to either Group in a transaction or series of related transactions that result in the Company receiving in consideration of such properties and assets primarily equity securities (including, without limitation, capital stock, debt securities convertible into or exchangeable for equity securities or interests in a general or limited partnership or limited liability company, without regard to the voting power or other management or governance rights associated therewith) of any entity which (i) acquires such properties or assets or succeeds (by merger, formation of a joint venture or otherwise) to the business conducted with such properties or assets or controls such acquiror or successor and (ii) is primarily engaged or proposes to engage primarily in one or more businesses similar or complementary to the businesses conducted by such Group prior to such Disposition, as determined by the Board of Directors. The purpose of the Related Business Transaction exception is to enable the Company technically to "dispose" of properties or assets of a Group to other entities engaged or proposing to engage in businesses similar or complementary to those of the series of Common Stock of such Group without resulting in a dividend on, or a conversion or redemption of, the series of Common Stock of such Group.

     The "Net Proceeds" of a Disposition of any of the properties and assets attributed to either Group means, as of any date, an amount, if any, equal to what remains of the gross proceeds of such Disposition after any payment of, or reasonable provision is made as determined by the Board of Directors for, (a) any taxes payable by the Company (or which would have been payable but for the utilization of tax benefits attributable to the other Group) in respect of such Disposition or in respect of any resulting dividend or redemption, (b) any transaction costs, including, without limitation, any legal, investment banking and accounting fees and expenses and (c) any liabilities (contingent or otherwise) of or attributed to such Group, including, without limitation, any liabilities for deferred taxes or any indemnity or guarantee obligations of the Company incurred in connection with the Disposition or otherwise and any liabilities for future purchase price adjustments and any preferential amounts plus any accumulated and unpaid dividends in respect of the Preferred Stock attributed to such Group.

     The Company may elect to pay the dividend or redemption price referred to in clause (1)(i) or (1)(ii) of the fifth preceding paragraph above either in the same form as the proceeds of the Disposition were received or in any other combination of cash, securities (other than Common Stock) or other property that the Board of Directors or, in the case of equity securities or debt securities that have not been Publicly Traded for a period of at least 15 months, an independent investment banking firm, determines will have an aggregate market value of not less than the amount of the Fair Value of the Net Proceeds.

     At the time of any dividend or redemption made as a result of a Disposition of the properties and assets attributed to the CarMax Group, the financial statements of the Circuit City Group will be credited, and the financial statements of the CarMax Group will be charged, with an amount equal to the product of (i) the Fair Value of such dividend or redemption multiplied by (ii) a fraction, the numerator of which is the Inter-Group Interest Fraction on the record date for such dividend or redemption and the denominator of which is the Outstanding CarMax Fraction on the record date for such dividend or redemption.

     CONVERSION OF COMMON STOCK AT OPTION OF THE COMPANY

     The Board of Directors may at any time convert each outstanding share of Circuit City Stock into a number of fully paid and nonassessable shares of CarMax Stock (or, if CarMax Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than Circuit City Stock) are then Publicly Traded, of such other class or series of common stock of the Company as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders), equal to 115% of the Market Value Ratio of the Circuit City Stock to the CarMax Stock as of the fifth Trading Day prior to the date of the notice of such conversion mailed to such holders.

     The Board of Directors may at any time convert each outstanding share of CarMax Stock into a number of fully paid and nonassessable shares of Circuit City Stock (or, if Circuit City Stock is not Publicly Traded at such time and shares of another class or series of common stock of the Company (other than CarMax Stock) are then Publicly Traded, of such other class or series of common stock of the Company as has the largest Market Capitalization as of the close of business on the Trading Day immediately preceding the date of the notice of such conversion mailed to holders), equal to 115% of the Market Value Ratio of the CarMax Stock to the Circuit City Stock as of the fifth Trading Day prior to the date of the notice of such conversion mailed to such holders.

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
     The foregoing provisions allow the Company the flexibility to recapitalize the Common Stock into one series of common stock that would, after such recapitalization, represent an equity interest in all of the Company's businesses. The optional exchange could be exercised at any future time if the Board of Directors determined that, under the facts and circumstances then existing, an equity structure consisting of two series of common stock was no longer in the best interests of all of the Company's shareholders. Such exchange may be exercised, however, at a time that is disadvantageous to the holders of one of the series of Common Stock. See "Risk Factors -- Fiduciary Duties of the Board of Directors; No Definitive Precedent under Virginia Law" and
" -- Potential Diverging Interests."

     REDEMPTION IN EXCHANGE FOR STOCK OF SUBSIDIARY

     At any time at which all of the assets and liabilities attributed to the Circuit City Group (and no other assets or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly owned subsidiaries of the Company (the "Circuit City Group Subsidiaries"), the Board of Directors may, provided that there are assets of the Company legally available therefor, redeem all of the outstanding shares of Circuit City Stock for all of the outstanding shares of the common stock of the Circuit City Group Subsidiaries, on a pro rata basis. If at the time of any such redemption, the Circuit City Group holds an Inter-Group Interest in the CarMax Group, the Company will also issue a number of shares of CarMax Stock equal to the Number of Shares Issuable with Respect to the Inter-Group Interest either to (i) the holders of the Circuit City Stock or (ii) one or more of the Circuit City Group Subsidiaries.

     At any time at which all of the assets and liabilities attributed to the CarMax Group (and no other assets or liabilities of the Company or any subsidiary thereof) are held directly or indirectly by one or more wholly-owned subsidiaries of the Company (the "CarMax Group Subsidiaries"), the Board of Directors may, provided that there are assets of the Company legally available therefor, redeem all of the outstanding shares of CarMax Stock for a number of shares of common stock of the CarMax Group Subsidiaries equal to the product of the Outstanding CarMax Fraction multiplied by the number of shares of the CarMax Group Subsidiaries to be outstanding immediately following such redemption, on a pro rata basis. The Company will retain or distribute the balance of the outstanding shares of the common stock of the CarMax Group Subsidiaries in respect of the Inter-Group Interest of the Circuit City Group in the CarMax Group, if any.

     GENERAL CONVERSION AND REDEMPTION PROVISIONS

     Not later than the 10th Trading Day following the consummation of a Disposition referred to above under
" -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company will announce publicly by press release (i) the Net Proceeds of such Disposition, (ii) the number of shares outstanding of the series of Common Stock relating to the Group subject to such Disposition, (iii) the number of shares of such Common Stock into or for which Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (iv) in the case of a Disposition of the properties and assets attributable to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice. Not earlier than the 26th Trading Day and not later than the 30th Trading Day following the consummation of such Disposition, the Company will announce publicly by press release which of the actions specified in clause
(1)(i), (1)(ii)(A), (1)(ii)(B) or (2) of the first paragraph under " -- Mandatory Dividend, Redemption or Conversion of Common Stock" it has irrevocably determined to take.

     If the Company determines to pay a dividend as described in clause (1)(i) of such paragraph, the Company is required, not later than the 30th Trading Day following the consummation of such Disposition, to cause to be given to each holder of shares of the series of Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth
(i) the record date for determining holders entitled to receive such dividend, which shall be not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition, (ii) the anticipated payment date of such dividend (which will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the type of property to be paid as such dividend in respect of outstanding shares of such Common Stock,
(iv) the Net Proceeds of such Disposition, (v) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice, (vi) the number of outstanding shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive such dividend only if such holder properly converts, exchanges or exercises them on or prior to the

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
record date referred to in clause (i) of this sentence. Such notice will be sent by first-class mail, postage prepaid, to each such holder at such holder's address as the same appears on the transfer books of the Company.

     If the Company determines to undertake a redemption pursuant to clause
(1)(ii)(A) of the first paragraph under " -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company is required, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the redemption date, to cause to be given to each holder of shares of the series of Common Stock subject to the Disposition referred to in such paragraph, and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities) a notice setting forth (1) a statement that all shares of such Common Stock outstanding on the redemption date will be redeemed, (2) the redemption date (which will not be more than 85 Trading Days following the consummation of such Disposition), (3) the type of property in which the redemption price for the shares to be redeemed is to be paid, (4) the Net Proceeds of such Disposition, (5) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the Outstanding CarMax Fraction on the date of such notice, (6) the place or places where certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of cash and/or securities or other property, (7) the number of outstanding shares of such Common Stock and the number of shares of such series of Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (8) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to participate in such redemption only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the redemption date referred to in clause (2) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities and (9) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock shall cease to be paid as of such redemption date. Such notice will be sent by first-class mail, postage prepaid to each such holder at such holder's address as the same appears on the transfer books of the Company.

     If the Company determines to undertake a redemption pursuant to clause
(1)(ii)(B) of the first paragraph under " -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company is required, not later than the 30th Trading Day following consummation of the Disposition referred to in such paragraph, to cause to be given to each holder of shares of the series of Common Stock relating to the Group subject to such Disposition and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a date, not earlier than the 40th Trading Day and not later than the 50th Trading Day following the consummation of such Disposition in respect of which such redemption is to be made, on which shares of such series of Common Stock will be selected for redemption, (ii) the anticipated redemption date which will not be more than 85 Trading Days following the consummation of such Disposition, (iii) the type of property in which the redemption price for the shares to be redeemed is to be paid, (iv) the Net Proceeds of such Disposition, (v) in the case of a Disposition of the properties and assets attributed to the CarMax Group, the Outstanding CarMax Fraction, (vi) the number of outstanding shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to participate in such selection for redemption only if such holder properly converts, exchanges or exercises them on or prior to the date referred to in clause (i) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities and (viii) a statement that the Company will not be required to register a transfer of any shares of such series of Common Stock for a period of 15 Trading Days next preceding the date referred to in clause (i) of this sentence. Promptly, but not earlier than 40 Trading Days nor more than 50 Trading Days following the consummation of such Disposition, the Company is required to cause to be given to each holder of shares of such Common Stock to be so redeemed a notice setting forth (1) the number of shares of such Common Stock held by such holder to be redeemed, (2) a statement that such shares of such Common Stock will be redeemed, (3) the redemption date, (4) the kind and per share amount of cash and/or securities or other property to be received by such holder with respect to each share of such Common Stock to be redeemed, including details as to the calculation thereof, (5) the place or places where certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of such cash and/or securities or other property, (6) if applicable, a statement to the effect that the shares being redeemed may no longer be transferred on the transfer books of the

Company after the redemption date and (7) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock will cease to be paid as of such redemption date. Such notices will be sent by first-class mail, postage prepaid to each such holder, at such holder's address as the same appears on the transfer books of the Company.

     If less than all of the outstanding shares of such Common Stock are to be redeemed as described above under " -- Mandatory Dividend, Redemption or Conversion of Common Stock," such shares will be redeemed by the Company pro rata among the holders of outstanding shares of such Common Stock or by such other method as may be determined by the Board of Directors to be equitable.

     In the event of any conversion as described above under " -- Conversion of Common Stock at Option of the Company" or " -- Mandatory Dividend, Redemption or Conversion of Common Stock," the Company will cause to be given, not earlier than the 35th Trading Day and not later than the 45th Trading Day prior to the consummation date, to each holder of shares of the series of Common Stock to be so converted and to each holder of Convertible Securities that are convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all outstanding shares of such Common Stock will be converted, (ii) the conversion date (which, in the case of a conversion after a Disposition, will not be more than 85 Trading Days following the consummation of such Disposition), (iii) the per share number of shares of Circuit City Stock or CarMax Stock or other class or series of common stock of the Company, as the case may be, to be received with respect to each share of such Common Stock, including details as to the calculation thereof, (iv) the place or places where certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of certificates for shares of such Common Stock, (v) the number of outstanding shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof, (vi) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock will cease to be paid as of such conversion date and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive shares of such Common Stock upon such conversion only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the conversion date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles as then amended if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice will be sent by first-class mail, postage prepaid, to such holder at such holder's address as the same appears on the transfer books of the Company.

     If the Company determines to redeem shares of a series of Common Stock as described above under " -- Redemption in Exchange for Stock of Subsidiary," the Company will cause to be given to each holder of shares of such Common Stock and to each holder of Convertible Securities convertible into or exchangeable or exercisable for shares of such Common Stock (unless alternate provision for such notice to the holders of such Convertible Securities is made pursuant to the terms of such Convertible Securities), a notice setting forth (i) a statement that all shares of such Common Stock outstanding on the redemption date will be redeemed in exchange for shares of common stock of the Circuit City Group Subsidiaries (and, in the case of a redemption to which clause (i) of the second sentence of the first paragraph under " -- Redemption in Exchange for Stock of a Subsidiary" applies, CarMax Stock) or shares of common stock of the CarMax Group Subsidiaries, as the case may be, (ii) the redemption date, (iii) if CarMax Stock is being redeemed, the Outstanding CarMax Fraction on the date of such notice, (iv) the place or places where certificates for shares of such Common Stock properly endorsed or assigned for transfer (unless the Company waives such requirement) are to be surrendered for delivery of certificates for shares of common stock of the Circuit City Group Subsidiaries (and, in the case of a redemption to which clause (i) of the second sentence of the first paragraph under " -- Redemption in Exchange for Stock of a Subsidiary" applies, CarMax Stock) or shares of common stock of the CarMax Group Subsidiaries, as the case may be, (v) a statement to the effect that, except as otherwise provided below, dividends on such shares of such Common Stock will cease to be paid as of such redemption date, (vi) the outstanding number of shares of such Common Stock and the number of shares of such Common Stock into or for which outstanding Convertible Securities are then convertible, exchangeable or exercisable and the conversion, exchange or exercise price thereof and (vii) in the case of notice to be given to holders of Convertible Securities, a statement to the effect that a holder of such Convertible Securities will be entitled to receive shares of common stock of the Circuit City Group Subsidiaries (and, in the case of a redemption to which clause (i) of the second sentence of the first paragraph under " -- Redemption in Exchange for Stock of a Subsidiary" applies, CarMax Stock) or shares of common stock of the CarMax Group Subsidiaries, as the case may be, only if such holder properly converts, exchanges or exercises such Convertible Securities on or prior to the date referred to in clause (ii) of this sentence and a statement as to what, if anything, such holder will be entitled to receive pursuant to the terms of such Convertible Securities or the Articles of Amendment if such holder thereafter converts, exchanges or exercises such Convertible Securities. Such notice will be sent by first-class mail, postage prepaid, not less than 30 Trading Days nor more than 45 Trading Days prior to the redemption date, to each such holder at such holder's address as the same appears on the transfer books of the Company.

     Neither the failure to mail any notice described above to any particular holder of shares of any series of Common Stock or of any Convertible Securities nor any defect therein will affect the sufficiency thereof with respect to any other holder of outstanding shares of such Common Stock or of outstanding Convertible Securities, or the validity of any such conversion or redemption.

     The Company will not be required to issue or deliver fractional shares of any class or series of capital stock or any fractional securities to any holder of either series of Common Stock upon any conversion, redemption, dividend or other distribution described above. If more than one share of Common Stock is held at the same time by the same holder, the Company may aggregate the number of shares of any class or series of capital stock that is issuable or the amount of securities or property that is distributable to such holder upon any such conversion, redemption, dividend or other distribution (including any fractions of shares or securities). If the number of shares of any class or series of capital stock or the amount of securities remaining to be issued or distributed to any holder of such Common Stock is a fraction, the Company will, if such fraction is not issued or distributed to such holder, pay a cash adjustment in respect of such fraction in an amount equal to the Fair Value of such fraction on the fifth Trading Day prior to the date such payment is to be made (without interest).

     No adjustments in respect of dividends will be made upon the conversion or redemption of any shares of Common Stock; provided, however, that if such shares are converted or redeemed by the Company after the record date for determining holders of such Common Stock entitled to any dividend or distribution thereon, such dividend or distribution will be payable to the holders of such shares at the close of business on such record date notwithstanding such conversion or redemption, in each case without interest.

     Before any holder of Common Stock will be entitled to receive certificates representing shares of any capital stock, cash and/or other securities or property to be distributed to such holder with respect to any conversion or redemption of shares of such Common Stock, such holder is required to surrender at such place as the Company specified certificates for shares of such Common Stock, properly endorsed or assigned for transfer (unless the Company waives such requirement). As soon as practicable after the Company's receipt of certificates for such shares of such Common Stock, the Company will deliver to the person for whose account such shares were so surrendered, or to the nominee or nominees of such person, certificates representing the number of whole shares of the kind of capital stock, cash and/or other securities or property to which such person was entitled, together with any fractional payment referred to above, in each case without interest. If less than all of the shares of Common Stock represented by any one certificate are to be redeemed, the Company will issue and deliver a new certificate for the shares of such Common Stock not redeemed.

     From and after any conversion or redemption of shares of either series of Common Stock, all rights of a holder of shares of such Common Stock that were converted or redeemed will cease, except for the right, upon surrender of the certificates representing such shares of such Common Stock, to receive the cash and/or the certificates representing shares of the kind and amount of capital stock and/or other securities or property for which such shares were converted or redeemed, together with any fractional payment or rights to dividends as provided above, in each case without interest. No holder of a certificate that immediately prior to the conversion or redemption of Common Stock represented shares of such Common Stock will be entitled to receive any dividend or other distribution or interest payment with respect to shares of any kind of capital stock into or in exchange for which shares of such Common Stock were converted or redeemed until surrender of such holder's certificate in exchange for a certificate or certificates representing shares of such kind of capital stock. Upon such surrender, there will be paid to the holder the amount of any dividends or other distributions (without interest) which theretofore became payable with respect to a record date occurring after the conversion, but which were not paid by reason of the foregoing, with respect to the number of whole shares of the kind of capital stock represented by the certificate or certificates issued upon such surrender. From and after a conversion, the Company will, however, be entitled to treat the certificates for such Common Stock that have not yet been surrendered for conversion as evidencing the ownership of the number of whole shares of the kind of capital stock for which the shares of such Common Stock represented by such certificates should have been converted, notwithstanding the failure to surrender such certificates.

     The Company will pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of any shares of capital stock and/or other securities on conversion or redemption of shares of either series of Common Stock pursuant hereto. The Company will not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of any shares of capital stock and/or other securities in a name other than that in which the shares of such Common Stock so converted or redeemed were registered, and no such issue or delivery will be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax had been paid.

  VOTING RIGHTS

     Currently, holders of Existing Common Stock have one vote per share on all matters submitted to shareholders. The CarMax Stock Proposal Amendments will provide that the holders of both series of Common Stock and any series of Preferred Stock outstanding at the time of such vote and entitled to vote together with the holders of Common Stock will vote together as a single voting group on all matters as to which common shareholders generally are entitled to vote other than a matter with respect to which the Common Stock or either series thereof or any series of Preferred Stock would be entitled to vote as a separate voting group. On all matters as to which both series of Common Stock would vote together as a single voting group, (i) each outstanding share of Circuit City Stock shall have one vote, and (ii) each outstanding share of CarMax Stock shall have a number of votes (including a fraction of one vote) equal to the quotient (rounded to the nearest three decimal places) of (A) the sum of (1) four times the average Market Value of the CarMax Stock over the five-Trading Day period ending on the 10th Trading Day prior to the record date for determining the holders of Common Stock entitled to vote, (2) three times the average Market Value of the CarMax Stock over the next preceding five-Trading Day period, (3) two times the average Market Value of the CarMax Stock over the next preceding five-Trading Day period and (4) the average Market Value of the CarMax Stock over the next preceding five-Trading Day period, divided by (B) the sum of (1) four times the average Market Value of the Circuit City Stock over the five-Trading Day period ending on such 10th Trading Day, (2) three times the average Market Value of the Circuit City Stock over the next preceding five-Trading Day period, (3) two times the average Market Value of the Circuit City Stock over the next preceding five-Trading Day period and (4) the average Market Value of the Circuit City Stock over the next preceding five-Trading Day period. If shares of only one series of Common Stock are outstanding, each share of that series shall be entitled to one vote. If either series of Common Stock is entitled to vote as a separate voting group with respect to any matter, each share of that series shall, for purposes of such vote, be entitled to one vote on such matter.

     To illustrate the foregoing, if the average Market Value of the CarMax Stock for the periods specified in clause (A) above were $10, $20, $30 and $40, respectively, and the average Market Value of the Circuit City Stock for the periods specified in clause (B) above were $30, $40, $50 and $60, respectively, each share of Circuit City Stock would have one vote and each share of CarMax Stock would have 0.50 votes based on the following calculation:

                       _(4x$10)+(3x$20)+(2x$30)+(1x$40)_
                        (4x$30)+(3x$40)+(2x$50)+(1x$60)

Based on such number of votes, on any proposal where both series of Common Stock vote together as a single voting group (with no classes or series of Preferred Stock, if any, entitled to vote together with the holders of Common Stock) and assuming four times as many shares of Circuit City Stock as CarMax Stock are issued and outstanding, the shares of Circuit City Stock and CarMax Stock would represent approximately 89% and 11%, respectively, of the total voting power.

     The Company anticipates that upon completion of the CarMax Stock Offering, the Circuit City Stock will initially represent a substantial majority of the voting power of all shares of Common Stock entitled to vote in the election of directors.

     If the CarMax Stock Proposal is approved by the shareholders and implemented by the Board of Directors, the Company will set forth the number of outstanding shares of Circuit City Stock and CarMax Stock in its Annual and Quarterly Reports filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will disclose in any proxy statement for a shareholder meeting the number of outstanding shares and per share voting rights of the Circuit City Stock and the CarMax Stock.

     The relative voting rights of the Circuit City Stock and the CarMax Stock could fluctuate as described above so that a holder's voting rights will more closely reflect the Market Value of such holder's equity investment in the Company. Fluctuations in the relative voting rights of the Circuit City Stock and the CarMax Stock could influence an investor interested in acquiring and maintaining a fixed percentage of the voting power of the Company to acquire such percentage of both series of Common Stock, and would limit the ability of investors in one series to acquire for the same consideration relatively more or less votes per share than investors in the other series.

     Following implementation of the CarMax Stock Proposal, the holders of Circuit City Stock and CarMax Stock would vote together as a single voting group, except as to certain mergers and statutory share exchanges and certain amendments to the Articles affecting, among other things, the designation, rights, preferences or limitations of either series of Common Stock, in which case a separate vote by the holders of the particular series affected would also be required. Accordingly, if a separate vote on a matter by the holders of either the Circuit City Stock or CarMax Stock is not required under the VSCA and if the Board of Directors does not require a separate vote, the series that is entitled to more than the number of votes required to approve such matter will be in a position to control the outcome of the vote on such matter even if the matter involved a divergence or the appearance of a divergence of the interests between the holders of the Circuit City Stock and the CarMax Stock. Conversely, if a separate vote of the holders of either Circuit City Stock or CarMax Stock is required to approve, for example, a merger of the type described above, the favorable vote of the holders of more than two-thirds of the total number of votes entitled to be cast with respect to each of the Circuit City Stock and CarMax Stock may be required for approval. In such instance, the holders of either the Circuit City Stock or CarMax Stock could prevent approval of such merger notwithstanding the fact that the holders of more than two-thirds of the total number of votes entitled to be cast with respect to both the Circuit City Stock and CarMax Stock had voted in favor of it. Under the VSCA and the Articles, (i) approval of certain matters, such as a merger, statutory share exchange, and certain amendments to the Articles, requires the approval of the holders of more than two-thirds of the total number of votes entitled to be cast thereon by each voting group; (ii) approval of any other amendments to the Articles requires the approval of the holders of a majority of the votes entitled to be cast thereon by each voting group; and (iii) approval of most other matters (other than the election of directors who are elected by a plurality of the votes cast) requires the votes cast in favor of the matter to exceed the votes cast opposing the matter. See "Risk Factors -- Limited Separate Shareholder Voting Rights; Effects on Voting Power."

     The CarMax Stock Proposal Amendments will reserve to the Board of Directors the right to condition the submission of a particular matter on receipt of a separate vote of the holders of outstanding shares of Circuit City Stock or CarMax Stock. The Board of Directors has no present intention of imposing such a separate vote requirement on any matter which it can now foresee. However, should the Board of Directors, in the exercise of its fiduciary duties and its good faith judgment of the best interests of the Company, conclude that such a separate vote is necessary or desirable, it has reserved the right to so require.

  LIQUIDATION

     Currently, in the event of a liquidation, dissolution or termination of the Company, after payment, or provision for payment, of the debts and other liabilities of the Company and the payment of full preferential amounts (including any accumulated and unpaid dividends) to which the holders of any Preferred Stock are entitled, holders of Existing Common Stock are entitled to share ratably in the remaining net assets of the Company. Under the CarMax Stock Proposal, in the event of a liquidation, dissolution or termination of the Company, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Company and full preferential amounts (including any accumulated and unpaid dividends) to which holders of any series of Preferred Stock are entitled (regardless of the Group to which such shares of Preferred Stock were attributed), the holders of Circuit City Stock and CarMax Stock will be entitled to receive the net assets, if any, of the Company remaining for distribution to holders of Common Stock on a per share basis in proportion to the Liquidation Units per share of each series. Each share of Circuit City Stock will have one Liquidation Unit and each share of CarMax Stock will have .5 of a Liquidation Unit. Thus, the liquidation rights of the holders of the respective series may not bear any relationship to the relative market values or the relative voting rights of the two series.

     The Liquidation Units of the Circuit City Stock and the CarMax Stock were determined by the Company in consultation with its financial advisors and are based upon, among other factors, each Group's initial level of debt and equity capitalization, each Group's recent historical financial performance, the market prices of shares of comparable companies that are publicly traded and the current state of the markets for public offerings and other stock transactions. See "Risk Factors -- No Assurance as to Market Price." The Company considers that its complete liquidation is a remote contingency, and its financial advisors believe that, in general, these liquidation provisions are immaterial to trading in Circuit City Stock and CarMax Stock. No holders of Circuit City Stock will have any special right to receive specific assets attributable to the Circuit City Group and no holder of CarMax Stock will have any special right to receive specific assets attributable to the CarMax Group in the case of a liquidation, dissolution or termination of the Company.

     If the Company subdivides (by stock split, reclassification or otherwise) or combines (by reverse stock split or otherwise) the outstanding shares of either Circuit City Stock or CarMax Stock or declares a dividend or other distribution of shares of Circuit City Stock or CarMax Stock to holders of such series of Common Stock, the number of Liquidation Units of the Circuit City Stock or the number of Liquidation Units of the CarMax Stock, will be appropriately adjusted as determined by the Board of Directors so as to avoid any dilution in aggregate liquidation rights of any series of Common Stock. For example, in case the Company were to effect a two-for-one split of the Circuit City Stock, an adjustment would be made so that either the Circuit City Stock would be entitled to 0.5 of a Liquidation Unit per share or the CarMax Stock would be entitled to one Liquidation Unit per share, as determined by the Board of Directors, in order to avoid dilution in the aggregate liquidation rights of holders of CarMax Stock.

     Neither a merger nor share exchange of the Company into or with any other corporation, nor a merger or share exchange of any other corporation into or with the Company, nor any sale, lease, exchange or other disposition of all or any part of the assets of the Company, will, alone, be deemed to be a liquidation of the Company, or cause the dissolution of the Company, for purposes of the liquidation provisions set forth above.

  DETERMINATIONS BY THE BOARD OF DIRECTORS

     If the CarMax Stock Proposal is approved by the shareholders and implemented by the Board of Directors, any determinations made in good faith by the Board of Directors under any provision described under "Description of Circuit City Stock and CarMax Stock," and any determinations with respect to any Group or the rights of holders of shares of either series of Common Stock, would be final and binding on all shareholders of the Company, subject to the rights of shareholders under applicable Virginia law and under the federal securities laws.

  PREEMPTIVE RIGHTS

     Neither the holders of the Circuit City Stock nor the holders of the CarMax Stock will have any preemptive rights or any rights to convert their shares into any other securities of the Company.

INTER-GROUP INTEREST

     The "Outstanding CarMax Fraction" means the percentage interest in the CarMax Group represented at any time by the outstanding shares of CarMax Stock, and the "Inter-Group Interest Fraction" means the remaining percentage interest in the CarMax Group that is attributed to the Circuit City Group. The sum of the Inter-Group Interest Fraction and the Outstanding CarMax Fraction will always equal 100%. The "Number of Shares Issuable with Respect to the Inter-Group Interest" means the number of shares of CarMax Stock that could be sold or otherwise issued by the Company for the account of the Circuit City Group in respect of the Inter-Group Interest. The Inter-Group Interest would not be represented by actual shares of CarMax Stock and could not be voted by the Circuit City Group.

     The shares of CarMax Stock that the Company expects to issue in the CarMax Stock Offering will be issued for the account of the CarMax Group. As a result, immediately after the CarMax Stock Offering, the Outstanding CarMax Fraction is expected to equal 15% to 20% and the Inter-Group Interest Fraction is expected to equal 80% to 85%. If shares representing a greater percentage of the equity value of the CarMax Group are sold in the CarMax Stock Offering, the Company will identify the number of such additional shares that is issued for the account of the Circuit City Group and the number of such additional shares that is issued for the account of the CarMax Group. In each case, the Outstanding CarMax Fraction would increase and the Inter-Group Interest Fraction would decrease accordingly. The Number of Shares Issuable with Respect to the Inter-Group Interest would be reduced as a result of the issuance of any such additional shares for the account of the Circuit City Group and would be unchanged as a result of the issuance of any such additional shares for the account of the CarMax Group.

     The Board of Directors has determined that 75,440,000 is the number of shares of CarMax Stock that, if issued, would initially represent 100% of the equity value of the CarMax Group. Such number was determined based on the historical and projected financial and operating information of the CarMax Group, the market prices of securities and certain financial and operating information of companies engaged in activities similar to those of the CarMax Group, prevailing equity market conditions and the desired range of the initial public offering price of the CarMax Stock. The number of shares of CarMax Stock representing 100% of the equity value of the CarMax Group would increase as a result of the CarMax Stock Offering to the extent of the shares issued for the account of the CarMax Group. For example, if 20% of the equity value of the CarMax Group were issued in the CarMax Stock Offering, the 18,860,000 shares representing such percentage and issued to the public would cause the number of shares representing 100% of the equity value of the CarMax Group to increase to 94,300,000.

     At the time of any additional sale of CarMax Stock, the Board of Directors would, in its sole discretion, determine the allocation of the net proceeds of such sale between the Circuit City Group and the CarMax Group. The Board of Directors could allocate 100% of the net proceeds of a sale of CarMax Stock to the Circuit City Group or to the CarMax Group, in which event the net proceeds would be reflected entirely in the financial statements of the Group to which such proceeds would be allocated. If the net proceeds of any sale of CarMax Stock were allocated to the Circuit City Group in respect of its Inter-Group Interest, the Number of Shares Issuable with Respect to the Inter-Group Interest would be reduced, the Inter-Group Interest Fraction would accordingly also be reduced and the Outstanding Interest Fraction would be proportionately increased. If the net proceeds of any sale of CarMax Stock were allocated to the CarMax Group, the Number of Shares Issuable with Respect to the Inter-Group Interest would not be reduced, but the Inter-Group Interest Fraction would nonetheless be reduced, and the Outstanding Interest Fraction would increase accordingly.

     The Board of Directors reserves the right to issue shares of CarMax Stock as a distribution on the Circuit City Stock, although it has no current intention to do so. Such a distribution would be treated as a distribution of shares issuable with respect to the Inter-Group Interest and, as a result, the Number of Shares Issuable with Respect to the Inter-Group Interest would decrease by the number of shares distributed to the holders of Circuit City Stock, resulting in a reduction in the Inter-Group Interest Fraction and a proportionate increase in the Outstanding CarMax Fraction.

     If the Company repurchases shares of CarMax Stock with cash or property of the Circuit City Group, the Number of Shares Issuable with Respect to the Inter-Group Interest and the Inter-Group Interest Fraction would increase and the Outstanding CarMax Fraction would decrease accordingly. If the repurchase of shares of CarMax Stock were attributed to the CarMax Group, the Number of Shares Issuable with Respect to the Inter-Group Interest would not change but the Inter-Group Interest Fraction would nonetheless increase and the Outstanding CarMax Fraction would decrease accordingly.

     The foregoing determinations with respect to the allocation of issuances of shares of CarMax Stock between the Groups and the choice of which Group's funds are to be used to repurchase shares of CarMax Stock will be made by the Board of Directors, in its discretion, after consideration of a number of factors, including, among others, the relative levels of internally generated cash flow of each Group, the long-term business prospects for each Group and the availability and cost of alternative financing sources.

     Cash or other property allocated to the Circuit City Group that is contributed as additional equity to the CarMax Group would increase the Number of Shares Issuable with Respect to the Inter-Group Interest (based on the then current Market Value of shares of CarMax Stock), and, accordingly, would increase the Inter-Group Interest Fraction and decrease the Outstanding CarMax Fraction. Cash or other property allocated to the CarMax Group that is transferred to the Circuit City Group would, if so determined by the Board of Directors, decrease the Number of Shares Issuable with Respect to the Inter-Group Interest (based on the then current Market Value of shares of CarMax Stock) and, accordingly, would decrease the Inter-Group Interest Fraction and increase the Outstanding CarMax Fraction. The Board of Directors could determine, in its sole discretion, to make such contribution or transfer after consideration of a number of factors, including, among others, the financing needs and objectives of the recipient Group, the investment objectives of the transferring Group, the availability, cost and time associated with alternative financing sources, prevailing interest rates and general economic conditions.

     The financial statements of the Circuit City Group will be credited, and the financial statements of the CarMax Group will be charged with, an amount equal to the product of (i) the Fair Value of any dividend, redemption payment or other distribution paid or distributed in respect of the outstanding shares of CarMax Stock (including any dividend of, or redemption payment made with, Net Proceeds from a Disposition), times (ii) a fraction, the numerator of which is the Inter-Group Interest Fraction on the record date for such dividend, redemption payment or distribution and the denominator of which is the Outstanding CarMax Fraction on the record date for such dividend, redemption payment or distribution.

     For further discussion and illustrations of the calculation of the Inter-Group Interest Fraction, the Outstanding CarMax Fraction and the Number of Shares Issuable with Respect to the Inter-Group Interest and the effects thereon of dividends on, and issuances and repurchase of, shares of CarMax Stock, and transfers of cash or other property between Groups, see Annex I hereto.

RESTATED RIGHTS AGREEMENT

     The Company has issued preferred stock purchase rights (the "Original Rights") to all holders of the Existing Common Stock pursuant to a Rights Agreement dated April 29, 1988 between the Company and Crestar Bank, as Rights Agent, as amended and restated as of March 5, 1996 (the "Rights Agreement"). If the CarMax Stock Proposal is approved by the shareholders and implemented by the Board of Directors, (i) the Rights Agreement will be amended and restated (the "Restated Rights Agreement") to reflect the change in the capital structure of the Company, (ii) the Articles will be amended by action of the Board of Directors to establish a new series of Preferred Stock (the "Series F Preferred Stock"), (iii) the Board of Directors will authorize the issuance of one preferred stock purchase right (a "CarMax Right") with respect to each share of CarMax Stock that might be issued from time to time, including each such share issued pursuant to the CarMax Stock Offering, and (iv) each Original Right will be redesignated as a "Circuit City Right." The Circuit City Rights and the CarMax Rights are collectively referred to herein as the "Rights."

     The Restated Rights Agreement will provide that, prior to the earlier of
(i) the 10th day (the "Ownership Trigger Date") after a public announcement that a person or group (including any affiliate or associate of such person or group) (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of shares of Common Stock representing 15% or more of the total number of votes entitled to be cast generally in the election of directors of all outstanding shares of Common Stock or (ii) the 10th business day after the date of the commencement of or first public announcement of the intent of any person or group to commence a tender or exchange offer the consummation of which would result in such person or group becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Circuit City Rights and the CarMax Rights will be evidenced by the certificates representing shares of Circuit City Stock and CarMax Stock, respectively, then outstanding, and no separate Rights certificates will be distributed. Therefore, until the Distribution Date, the Circuit City Rights will be transferred with and only with the Circuit City Stock, and the CarMax Rights will be transferred with and only with the CarMax Stock. For purposes of the Restated Rights Agreement, the total voting rights of the Common Stock will be determined based upon the fixed voting rights of holders of outstanding shares of Circuit City Stock and CarMax Stock in effect at the time of any such determination. See " -- Description of Circuit City Stock and CarMax Stock -- Voting."

     Upon the close of business on the Distribution Date, the Rights will separate from the Common Stock and become exercisable as described below. The Rights will expire on April 29, 1998 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

     Following the Distribution Date, registered holders of Rights will be entitled to purchase from the Company (i) in the case of a Circuit City Right, one four-hundredth (1/400th) of a share of Series E Preferred Stock at a purchase price of $35, subject to adjustment (the "Series E Purchase Price"), and (ii) in the case of a CarMax Right, one four-hundredth (1/400th) of a share of Series F Preferred Stock at a purchase price of $22, subject to adjustment (the "Series F Purchase Price").

     In the event (i) any person or group becomes an Acquiring Person other than pursuant to a cash tender offer for all outstanding shares of Common Stock which is determined to be fair by the Continuing Directors (i.e., those directors who are such on the Distribution Date or are elected or nominated by a majority of the Continuing Directors in office on the date of such election or nomination),
(ii) an Acquiring Person engages in one or more "self-dealing" transactions with the Company as set forth in the Restated Rights Agreement, (iii) the Company is the surviving or continuing corporation in a merger or other combination with an Acquiring Person and all the Common Stock remains outstanding and is not changed or exchanged or (iv) while there is an Acquiring Person, there shall be any reclassification of securities, recapitalization of the Company or other transaction or series of transactions that has the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class or series of equity securities of the Company beneficially owned by the Acquiring Person, then the Rights would "flip-in," and proper provision would be made so that each holder of a Right, other than Rights which are, or under certain circumstances specified in the Restated Rights Agreement, were beneficially owned by any Acquiring

Person (which will thereafter be void), will thereafter (a) in the case of a Circuit City Right, entitle its holder to purchase, at the Series E Purchase Price, a number of shares of Circuit City Stock with a market value equal to twice the Series E Purchase Price and (b) in the case of a CarMax Right, entitle its holder to purchase, at the Series F Purchase Price, a number of shares of CarMax Stock with a market value equal to twice the Series F Purchase Price.

     In the event, following the announcement that a person or group has become an Acquiring Person, (i) the Company engages in a merger or consolidation with another entity in which the Company is not the surviving corporation or in which any shares of the outstanding Common Stock are changed into or exchanged for stock or other securities of another person (or the Company) or cash or other property or (ii) 50% or more of the Company's consolidated assets or earning power are sold, the Rights would "flip-over," and each Circuit City Right and each CarMax Right will entitle its holder to purchase, for the Series E Purchase Price and Series F Purchase Price, respectively, a number of shares of common stock of such entity or purchaser with a market value equal to twice the applicable Purchase Price.

     After any person or group becomes an Acquiring Person and before any Acquiring Person becomes the beneficial owner of shares of Common Stock representing 50% or more of the total number of votes entitled to be cast generally in the election of directors of all outstanding shares of Common Stock, the Company may, with the approval of a majority of the Continuing Directors, exchange all or part of the Circuit City Rights and CarMax Rights for shares of Circuit City Stock or CarMax Stock, respectively, or for shares of Series E Preferred Stock or Series F Preferred Stock (or other preferred shares having the same rights, privileges and preferences), respectively. In such event, the exchange ratio would be one share of the applicable Common Stock, or one four-hundredth (1/400th) of a share of the applicable series of Preferred Stock, per Right.

     At any time prior to the earlier of the Ownership Trigger Date or the Expiration Date, the Company may, at its option, redeem all but not less than all of the then outstanding Rights at a redemption price of $.0025 per Right (the "Redemption Price"), provided, however, that any authorization of redemption will require the concurrence of a majority of the Continuing Directors if (i) any person or group has become an Acquiring Person or (ii) there has been a change in a majority of the directors resulting from a proxy or consent solicitation if any person participating in such solicitation has stated (or the Board of Directors has determined in good faith) that such person intends to take, or may consider taking, any action that would result in such person becoming an Acquiring Person or that would cause the Rights to "flip-in" or "flip-over." Immediately upon the action of the Board of Directors ordering the redemption of the Rights, the Rights will terminate and the only right thereafter of the holders of the Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     At any time prior to the Distribution Date, the Company may, without the approval of any holders of Rights, supplement or amend any provision of the Restated Rights Agreement, except that no supplement or amendment may be made that changes the Redemption Price, the Expiration Date, the Purchase Prices or the number of one four-hundredths of a share of Preferred Stock for which a Right is exercisable (such provisions being referred to herein collectively as the "Principal Economic Terms"). From and after the Distribution Date, the Company may, without the approval of any holders of Rights, supplement or amend the Restated Rights Agreement (i) to cure any ambiguity, (ii) to correct or supplement any provision that may be defective or inconsistent, (iii) subject to certain limitations and, in certain circumstances, only with the concurrence of a majority of the Continuing Directors, to shorten or lengthen any time period under the Restated Rights Agreement (other than a time period relating to when the Rights may be redeemed if at the time of such supplement or amendment the Rights are not then redeemable), or (iii) in any manner that the Company may deem necessary or desirable and which does not adversely affect the interests of the holders of Rights (other than an Acquiring Person) and which does not change the Principal Economic Terms.

     A copy of the form of the Restated Rights Agreement (which includes as Exhibit B-1 the Form of Rights Certificate for Circuit City Rights and as Exhibit B-2 the Form of Rights Certificate for CarMax Rights) will be filed with the Commission as an Exhibit to the Registration Statement relating to the CarMax Stock Proposal. A copy of the Rights Agreement previously has been filed with the Commission as an Exhibit to a Registration Statement on Form 8-A, and is incorporated herein by reference. A copy of the form of the Restated Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the form of the Restated Rights Agreement.

ANTI-TAKEOVER CONSIDERATIONS

     The following information is provided with respect to certain matters that could be viewed as having the effect of discouraging an attempt to obtain control of the Company.

     The Articles currently provide for the issuance of Preferred Stock in series at the discretion of the Board of Directors without further action by the Company's shareholders (except as may be required by Virginia law or the rules or regulations of any securities exchange on which the Company's securities may then be listed). The Board of Directors may designate any of such series of Preferred Stock and may establish the relative rights and preferences of each series; however, no series of Preferred Stock may entitle the holder thereof to more than one vote per share. The Articles authorize 2,000,000 shares of Preferred Stock of which 1,000,000 shares have been or will be designated as Series E or Series F Preferred Stock and 800,000 of those are or will be reserved for issuance in connection with the Company's Restated Rights Agreement. One of the effects of the existence of authorized, unissued and unreserved Preferred Stock could be to enable the Board of Directors to issue shares to persons friendly to current management which could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company. The Articles also provide for a classified Board of Directors under which approximately one-third of the total number of directors are elected each year. In addition, pursuant to the Bylaws, only the Chairman, the President or the Board of Directors, and not the shareholders of the Company, are permitted to call a special meeting of shareholders.

     Certain of the Company's financing arrangements include provisions allowing for the termination of such arrangements and the acceleration of the borrowings and other obligations thereunder in the event (i) any person or group becomes, or acquires the right to become, the beneficial owner of securities of the Company representing 50% or more of the combined voting power of the Company's outstanding voting securities or (ii) a transaction or series of transactions occurs as a result of which the directors immediately prior to such transaction(s) (together with persons elected or nominated by not less than two-thirds of such directors) cease to constitute a majority of the Board of Directors.

     The Restated Rights Agreement will permit disinterested shareholders to acquire additional shares of the Company or of an acquiring company at a substantial discount in the event of certain described changes in control. See " -- Restated Rights Agreement."

     The Company is currently, and following the consummation of the CarMax Stock Proposal will be, subject to the "affiliated transactions" and "control share acquisitions" statutes of the VSCA, which are summarized below.

     The "affiliated transactions" statute restricts certain transactions ("Affiliated Transactions") between a Virginia corporation having more than 300 shareholders of record and any person (an "Interested Shareholder") who beneficially owns more than 10% of any class of the corporation's voting securities. These restrictions, which are described below, do not apply to an Affiliated Transaction with an Interested Shareholder who has been such continuously since the date the corporation first had 300 shareholders of record or whose acquisition of shares making such person an Interested Shareholder was previously approved by a majority of the corporation's Disinterested Directors. "Disinterested Director" means, with respect to a particular Interested Shareholder, a member of the corporation's board of directors who was (i) a member on the date on which an Interested Shareholder became an Interested Shareholder or (ii) recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the Board of Directors. Affiliated Transactions include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of an Interested Shareholder, or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, which increases the percentage of voting shares owned beneficially by an Interested Shareholder by more than 5%. The "affiliated transactions" statute prohibits a corporation from engaging in an Affiliated Transaction with an Interested Shareholder for a period of three years after the Interested Shareholder became such unless the transaction is approved by the affirmative vote of a majority of the Disinterested Directors and by the affirmative vote of the holders of two-thirds of the voting shares other than those shares beneficially owned by the Interested Shareholder. Following the three-year period, in addition to any other vote required by law or by the corporation's articles of incorporation, an Affiliated Transaction must be approved either by a majority of the Disinterested Directors or by the shareholder vote described in the preceding sentence unless the transaction satisfies the fair-price or certain other provisions of the statute. These fair price provisions require, in general, that the consideration to be received by shareholders in the Affiliated Transaction (a) be in cash or in the form of consideration used by the Interested Shareholder to acquire the largest number of its shares and (b) not be less, on a per share basis, than an amount determined in the manner specified in the statute by reference to the highest price paid by the Interested Shareholder for shares it acquired and the fair market value of the shares on specified dates.

     The "control share acquisitions" statute provides that shares of a Virginia corporation having 300 or more shareholders of record which are acquired in a "Control Share Acquisition" have no voting rights unless such rights are granted by a shareholders' resolution approved by the holders of a majority of the votes entitled to be cast on the election of directors by persons other than the acquiring person or any officer or employee-director of the corporation. A "Control Share Acquisition" is an acquisition of voting shares which, when added to all other voting shares beneficially owned by the acquiring person, would cause such person's voting strength with respect to the election of directors to meet or exceed any of the following thresholds: (i) one-fifth, (ii) one-third or
(iii) a majority. An acquiring person is entitled, before or after a Control Share Acquisition, to file a disclosure statement with the corporation and demand a special meeting of shareholders to be called for the purpose of considering whether to grant voting rights for the shares acquired or proposed to be acquired. If authorized in the corporation's articles of incorporation or bylaws before a Control Share Acquisition has occurred, the corporation may, during specified periods, redeem the shares so acquired if no disclosure statement is filed or if the shareholders have failed to grant voting rights to such shares. In the event full voting rights are granted to an acquiring person who then has majority voting power, those shareholders who did not vote in favor of such grant are entitled to dissent and demand payment of the fair value of their shares from the corporation. The control share acquisitions statute does not apply to an actual or proposed Control Share Acquisition if the corporation's articles of incorporation or bylaws are amended, within the time limits specified in the statute, to so provide.

     The Company's Bylaws establish advance notice procedures, as described below, for shareholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of shareholders of the Company.

     The Bylaws provide that nominations for the election of directors may be made only by the Board of Directors or by a shareholder entitled to vote in the election of directors who gives timely written notice to the Secretary of the Company. Any such notice must be given not later than (i) with respect to an election to be held at an annual meeting of shareholders, 120 days in advance of such meeting or (ii) with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The shareholder's notice must set forth (a) the name and address of the shareholder who intends to make the nomination and of the person(s) to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected.

     The Bylaws also provide that in order to bring before an annual meeting of shareholders any proper business that a shareholder has not sought to have included in the Company's proxy statement for the meeting, a shareholder must give timely written notice to the Secretary or Assistant Secretary of the Company at the Company's principal office. Any such notice must be received (i) on or after March 1st and before April 1st of the year in which the meeting will be held, if clause (ii) is not applicable, or (ii) not less than 60 days before the date of the meeting if the date for such meeting prescribed in the Bylaws has been changed by more than 30 days. The shareholder's notice must set forth
(a) the name and address, as they appear on the Company's stock transfer books, of the shareholder, (b) the class and number of shares of stock of the Company beneficially owned by the shareholder, (c) a representation that the shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (d) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business and (e) any interest that the shareholder may have in such business.

     Certain provisions described above may have the effect of delaying shareholder actions with respect to certain business combinations and the election of new members of the Board of Directors. As such, the provisions could have the effect of discouraging open market purchases of Common Stock because they may be considered disadvantageous by a shareholder who desires to participate in a business combination or elect a new director.